EXHIBIT 10(r)(ii)

First Amendment to Change in Control Agreement

The Brink’s Company (the “Company”) and Matthew A. P. Schumacher  (the “Executive”), agree to amend the terms of the Change in Control Agreement, dated as of December 1, 2006, between the Company and the Executive (the “Agreement”) as follows:

1.
Section 1(d) of the Agreement is hereby amended by deleting the phrase “the approval of the shareholders of the Company (or if such approval is not required, the approval of the Board) of” from clause (i) thereof, and by replacing “January 1, 2008” with “January 1, 2009” at the end of clause (iii) thereof.

2.	Section 2 of the Agreement is hereby amended and restated as follows:

Employment Period.  The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Operative Date and ending on the date twelve months thereafter (the “Employment Period”); provided, however, that, effective after the six-month anniversary of the Operative Date, the Executive shall have the right to terminate his employment for any reason, or for no reason at all, whereupon the Employment Period shall terminate effective as of the date of such termination of employment; and, provided further, that, notwithstanding the foregoing, the Executive’s right to terminate employment for Good Reason pursuant to Section 4 hereunder shall apply at any time during the Employment Period.

3.	Section 12(b) is hereby amended by replacing the phrase “December 31, 2007” with the phrase “December 31, 2008”.

The parties expressly agree that, except as otherwise amended by this First Amendment to the Agreement, none of the rights or obligations of the Company or the Executive under the Agreement shall be amended or otherwise modified in any way by the execution or implementation of this First Amendment to the Agreement, and that all such rights and obligations shall remain in full force and effect in accordance with the terms of the Agreement.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed and delivered as of the 30th of November, 2007.

THE BRINK’S COMPANY,

by	/s/ Frank T. Lennon VP

/s/ Matthew A. P. Schumacher
(Executive)